SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2002

PACIFIC AEROSPACE & ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-26088	91-1744587
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

430 Olds Station Road, Third Floor, Wenatchee, WA	98801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(509) 667-9600

Item 4. Change in Registrant’s Certifying Accountant

Previous Independent Accountant

On April 19, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent accountant. Arthur Andersen has served as our independent accountant since January 30, 2002. The decision to change our independent accountant was recommended by our Finance and Audit Committee and approved by our Board of Directors. We have had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. Arthur Andersen did not render any report on our financial statements during the term it acted as our independent accountant.

During the period that Arthur Andersen served as our independent accountant and through the date of this Form 8-K, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Arthur Andersen with a copy of this disclosure, and we have requested that Arthur Andersen furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the above statements. A copy of Arthur Andersen’s letter to the SEC, dated April 22, 2002, is filed as Exhibit 16.1 to this Form 8-K.

New Independent Accountant

As of April 22, 2002, we engaged KPMG LLP (“KPMG”) as our independent accountant to audit our financial statements for the fiscal year ending May 31, 2002. The decision to engage KPMG was recommended by our Finance and Audit Committee and approved by our Board of Directors.

KPMG previously served as our independent accountant from April 17, 1998 to January 29, 2002.

In connection with the audits for the fiscal years ended May 31, 2000 and May 31, 2001, and through January 29, 2002, we had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

KPMG’s report on our consolidated financial statements for the fiscal year ended May 31, 2001, contained a separate paragraph stating that: “[T]he Company has suffered recurring losses from operations and has a net capital deficiency at May 31, 2001, which raise substantial doubt about the entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” This audit report also contained a separate disclaimer of opinion paragraph stating that: “Because of the significance of the uncertainty discussed in the preceding paragraph, we are unable to express, and we do not express, an opinion on the accompanying 2001 consolidated financial statements.”

KPMG’s report on our consolidated financial statements for the fiscal year ended May 31, 2000, contained a separate paragraph stating that: “[T]he Company has suffered recurring losses from operations, which raise substantial doubt about the entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Except as specified above, KPMG’s audit reports on our consolidated financial statements for the fiscal years ended May 31, 2000 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Since January 29, 2002 and through April 22, 2002, we have not consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor we considered in reaching a decision on an accounting, auditing, or financial reporting issue, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of either a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits

(a) Financial Statements

None required.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

The following is filed as an exhibit to this current report:

16.1	Letter from Arthur Andersen LLP to the SEC, dated April 22, 2002, regarding change in the Company’s certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC AEROSPACE & ELECTRONICS, INC

By:	/s/ Charles A. Miracle

Charles A. Miracle V.P. Finance & Chief Financial Officer

Dated: April 22, 2002

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the SEC, dated April 22, 2002, regarding change in the Company’s certifying accountant.